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Exhibit 5.1

January 15, 2008

American Equity Investment Life Holding Company
5000 Westown Parkway, Suite 440
West Des Moines, Iowa 50266

    Re:
    American Equity Investment Life Holding Company
    Registration Statement on Form S-3

Ladies and Gentlemen:

        I am the Chief Financial Officer and General Counsel for American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), and have acted as counsel to the Company in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") for the registration of 2,500,000 shares (the "Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable upon the exercise of up to 2,500,000 stock options (each, an "Option," and collectively, the "Options") to be granted under the Company's Independent Insurance Agent Stock Option Plan (the "Plan") and the issuance of 2,500,000 Options under the Plan.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In rendering the opinions set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the form of Registration Statement relating to the Shares and the Options; (ii) a specimen certificate representing the Common Stock; (iii) the Articles of Incorporation of the Company, as amended to date and currently in effect (the "Articles of Incorporation"); (iv) the Second Amended and Restated Bylaws of the Company, as amended to date and currently in effect (the "Bylaws"); (v) the Plan and (vi) certain resolutions of the Board of Directors of the Company relating to the Shares, the Options, the Plan and the filing of the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, facsimile, electronic, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

        In addition, I have assumed that the terms of the Options will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, any Option Agreement (as defined below) to be entered into in connection with the issuance of Options, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

        My opinions set forth herein are limited to the laws of the state of Iowa that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Options and Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing, I am of the opinion that:

  1.
  With respect to the Options, when (i) the Registration Statement as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Options and related matters; (iii) an option agreement relating to the Options (the "Option Agreement") has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the terms of the Options and of their issuance have been duly established in conformity with the applicable Option Agreement so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Options, when issued in accordance with the applicable Option Agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

  2.
  With respect to the Shares, when (i) the Registration Statement as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar; and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plan, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the inclusion of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ WENDY L. CARLSON Wendy L. Carlson Chief Financial Officer and General Counsel

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  Exhibit 5.1